                                                      CONFIDENTIAL TREATMENT
                                                      ----------------------


                                                                   Exhibit 10.23



February 28, 2001


Mr. Stephen Winjum
NovaMed Eyecare Services, L.L.C.
980 North Michigan Avenue
Suite 1620
Chicago, Illinois 60611

Re:  LADARVision(R) Agreement
     ------------------------

Dear Steve:

This letter, when countersigned by you on behalf of NovaMed Eyecare Services, LLC ("NovaMed"), will constitute a binding agreement between NovaMed and Alcon Laboratories, Inc. ("ALI") and RefractiveHorizons, L.P. ("RH") wherein NovaMed will obtain ALI's LADARVision(R) Systems on the terms and conditions set forth below (the "Agreement"). The effective date of this agreement will be March 1, 2001 ("Effective Date").

Our agreement is as follows:

1. Existing Agreements. NovaMed understands and acknowledges that during the year 2000, ALI acquired Summit Autonomous, Inc., formerly consisting of Summit Technology, Inc. and Autonomous Technologies Corporation. All previous agreements entered between NovaMed, Summit Technology, Inc., and/or Autonomous Technologies Corporation, including, but not limited to, the NovaMed-Summit Agreement entitled "An Opportunity for Rapid Expansion into the Business of Laser Vision Correction" dated as of October 2, 1998, as amended by (i) a First Amendment dated April 2, 1999, (ii) a Second Amendment dated May 21, 1999, (iii) an Amended and Restated NovaMed/Summit Agreement dated as of July 7, 1999, (iv) a First Amendment to the Amended and Restated NovaMed/Summit Agreement dated as of October 1, 1999, (v) a Second Amendment to the Amended and Restated NovaMed/Summit Agreement dated as of November 1, 1999, (vi) a Third Amendment to the NovaMed-Summit Agreement dated February 23, 2000; and (vii) all Omnicard Plus Agreements executed in connection with any APEX/Infinity laser covered by the foregoing (collectively, the "Original Agreement"), shall be terminated as of the Effective Date. Notwithstanding the foregoing, all amounts owed by either party pursuant to the Original Agreement which relate to Procedures performed prior to March 1, 2001 will be paid. In terminating the Original Agreement, and subject to Sections 4 and 16 of this Agreement, the parties hereto agree that * . In this regard, and without limiting the terms of this Section 1, NovaMed will * . NovaMed will only purchase Omnicards on * as set forth in Section 1 (h) below and at the price set forth in Section 4 hereof. The following terms will apply with respect to all APEX/Infinity lasers currently used by

*Confidentiality portions omitted and filed separately with the Commission.

Mr. Stephen Winjum                                        CONFIDENTIAL TREATMENT
February 28, 2001                                         ----------------------
Page 2


NovaMed Parties (defined in Section 3 below) for so long as such APEX/Infinity lasers are in use:

a. ALI agrees to continuously maintain the APEX/Infinity lasers per the Gold Standard Service Agreement attached hereto as Exhibit A, at * to NovaMed for all current APEX/Infinity lasers until December 31, 2003. Beginning January 1, 2004, this maintenance will continue at * for up to * APEX/Infinity lasers for as long as the APEX/Infinity lasers are in use. For any APEX/Infinity lasers in excess of * , maintenance will be charged at the rate of * per APEX/Infinity laser.

b. ALI agrees to continuously maintain the software on the APEX/Infinity lasers at * such that the software is always consistent with the highest level of software relevant and legally available for the APEX/Infinity laser, including, without limitation, P-disks, once approved.

c. The Omnicard fee described in Section 4 hereof covers out-of-pocket costs to be paid by NovaMed to ALI in connection with the APEX/Infinity lasers, including, without limitation, maintenance, ArF gas, Omnicards, emphasis discs, and technical and clinical support, except that NovaMed will be responsible for nitrogen and helium gas.

d.   The Omnicard fees will be a per procedure, or per eye, fee * .

e. Prior to December 31, 2003, during each calendar quarter during the Term, NovaMed will * for bona fide retreatments performed on any APEX/Infinity laser (provided the original procedure was performed on an APEX/Infinity laser) until the number of retreatments exceeds * . Beginning January 1, 2004 and continuing through December 31, 2004, during each calendar quarter during the Term, NovaMed will * for bona fide retreatments performed on any APEX/Infinity laser (provided the original procedure was performed on an APEX/Infinity laser) until the number of retreatments exceeds * . Thereafter, all retreatments on the APEX/Infinity lasers will be billed at
     * per procedure. *      .

f. RH represents and warrants that it has assumed the Summit Laser Patent Licenses relating to the existing APEX/Infinity lasers. Such licenses will remain in full force and effect, subject to the pricing for Omnicards as stated in this Agreement.

g. ALI hereby indemnifies NovaMed for any failure on the part of Summit Technology, Inc. to remit historical lease payments to Health Capital as required pursuant to the terms and conditions of the Original Agreement.

h. NovaMed has an existing inventory of Omnicards for use on the APEX/Infinity lasers. NovaMed further agrees to provide ALI with an inventory of Omnicards for each APEX/Infinity laser on a quarterly basis within thirty
     (30) days following

*Confidentiality portions omitted and filed separately with the Commission.

Mr. Stephen Winjum                                        CONFIDENTIAL TREATMENT
February 28, 2001                                         ----------------------
Page 3


     the end of each quarter. The parties hereto agree that those Omnicards may be used on any and all APEX/Infinity laser covered under the Original Agreement, and will not be limited to a particular laser.

2. Term. The term of this Agreement is five (5) years following the Effective Date (the "Term"). For any System in place at a NovaMed Party (as defined in section 3 below) at the end of the five-year Term referenced above, (a) NovaMed will cease using such Systems at the end of the Term and will return all such Systems to ALI within thirty (30) days following the end of the Term, or (b) ALI will remove such Systems at the end of the Term, or
     (c) the Systems will remain in place and the parties will negotiate in good faith new agreements for the provision of per procedure fees, service, parts, optics and the like.

3. Laser Placements. During the Term, NovaMed will have the right to obtain from ALI an unlimited number of ALI's LADARVision(R) Systems (hereinafter collectively referred to as the "Systems" and individually as a "System") pursuant to the terms of this Agreement. ALI agrees to deliver and install such Systems within a reasonable period following NovaMed's request for such Systems. NovaMed further agrees to order * Systems on the Effective Date and agrees to take delivery and installation of * such Systems by March 31, 2001 and of the * remaining Systems by April 15, 2001 (excluding the HEC LADARVision System in Section 13 and the Dr. Tim Schmitt System in
     Section 14). Systems may be procured hereunder by or on behalf of any of the following ("NovaMed Party or Parties"): (i) NovaMed; (ii) NovaMed Eyecare, Inc. ("Nova"), the parent company of NovaMed, and any subsidiary of Nova (such subsidiaries, together with Nova and NovaMed, shall be individually referred to as a "NovaMed Entity" and collectively as the "NovaMed Entities") * .

     As used herein, "NovaMed Services" shall mean information technology-based services and/or other services designed to assist health care providers in the growth and development of their business, which services may include, without limitation, any of the following: installation, maintenance, hosting and support of information technology systems; installation, maintenance and support of lasers and other equipment used to perform vision correction or other surgical procedures; sales and marketing products and services; financial and operations management services; management or other services relating to the operation of an ambulatory surgery center, vision correction center or other surgical facility; patient financing and credit card services; and other electronic services and related electronic commerce capabilities.

4. Omnicards. Commencing on the Effective Date and continuing thereafter for so long as the existing APEX/Infinity lasers are being used by NovaMed Parties (as defined in Section 3 above), NovaMed may purchase Omnicards used to operate such APEX/Infinity lasers at a price equal to the following: (i) * per Omnicard purchased prior to July 1, 2002; and (ii) * Omnicard purchased after June 30, 2002. Commencing on July 1, 2002 and continuing thereafter during the Term, the per Procedure fee for the APEX/Infinity lasers will be determined per Sections 6-8 below * . Moreover,

*Confidentiality portions omitted and filed separately with the Commission.

Mr. Stephen Winjum                                        CONFIDENTIAL TREATMENT
February 28, 2001                                         ----------------------
Page 4


     NovaMed agrees to sell to ALI and ALI agrees to repurchase from NovaMed, all existing inventory of Omnicards as of June 30, 2002 for * per Omnicard.

5.   *

6. Procedure Pricing. During the Term, NovaMed will pay a combined per Procedure fee to ALI and RH of * ( * of Procedure fee paid to ALI pursuant to the terms and conditions of LADARVision Placement Contract attached hereto as Exhibit C, and * of Procedure fee paid to RH pursuant to Laser Patent Software License Agreement attached hereto as Exhibit D) for each Procedure performed on a System obtained pursuant to this Agreement * . In the event of a conflict between this Agreement and any of the Exhibits attached hereto, the terms and conditions of this Agreement shall control.

     In lieu of NovaMed paying the aggregate per Procedure fees * on a quarterly basis, the per Procedure fees will be payable by NovaMed to ALI and RH on a monthly basis, with payment due net 30 days, as follows: during the first three months of each calendar quarter, the per Procedure fee for Procedures performed on Systems during such three months will equal the average per Procedure fee * payable by NovaMed to ALI and RH for Procedures performed during the preceding calendar quarter. All amounts due, but not paid on the due date, will accrue interest at the rate of 1.5% per month or such other maximum rate allowed by law, whichever is less. The foregoing terms are payment terms only, and the ultimate per Procedure fees due and owing will be reconciled per Sections 6-8 and Section 12 hereof.

     As used herein, the term "Procedure" means any ophthalmic procedure, per eye, performed on a System or any procedures performed on an APEX/Infinity laser after March 1, 2001, the purpose or effect of which is to alter refraction of the human eye, but does not include bona fide retreatments (hereafter referred to as "Retreatments"). Further, the term "Procedure" does not and will not include Custom Cornea(R) equipment, software and procedures if, as and when approved. Retreatment procedures performed on the Systems will be priced at * per Procedure. Retreatments include any Retreatments performed on patients who were originally treated on any laser owned by NovaMed (including any APEX/Infinity lasers covered hereunder) where the initial procedure was performed within eighteen (18) months of the date of the Retreatment.

7. Minimum Procedures. NovaMed agrees to an annual minimum commitment volume of * Procedures per System, based on the average number of Procedures for all Systems obtained by NovaMed pursuant to this Agreement. Should the average number of Procedures per System for all of the Systems fall below * Procedures for a particular year, RH and ALI shall bill NovaMed for the shortfall at a combined rate of * per Procedure. The average number of Procedures per System will be computed pursuant to Section 12 below on a calendar year basis, with estimated short fall billings, if any, billed on a quarterly basis, and adjusted to actual at year end. Any short fall payment will be

*Confidentiality portions omitted and filed separately with the Commission.

Mr. Stephen Winjum                                        CONFIDENTIAL TREATMENT
February 28, 2001                                         ----------------------
Page 5


     due net 30 days. Late payments to accrue interest at the rate of 1.5% per month or such other maximum rate as allowed by law, whichever is less.

8.   *

9. Microkeratome Placements. For each System obtained by NovaMed pursuant to this Agreement, ALI will supply NovaMed, * with one Summit Krumeich-Barraquer Microkeratome ("SKBM") and will include one head and one set of rings (hereinafter referred to as the "Standard Configuration").

10. Blade Pricing. For each SKBM obtained pursuant to this Agreement, NovaMed will pay a price of * for each SKBM blade * .

11.  *

12. Calculation of Average Number of Procedures. For purposes of calculating the average annual Procedures per System for sections 7 and 8, the following methodology will be used. Calculations will be made on a calendar year basis ending December 31 of each year (including 2001). *

     * , the average number of Procedures per System is equal to the sum of total Procedures performed during the calendar year divided by the sum of the cumulative Systems in service for each full month of the year times 12.

     For purposes of calculating the annual minimum commitment volume of * Procedures per System under Section 7, the average number of Procedures per System will be equal to the total Procedures performed during the calendar year on all Systems obtained pursuant to this Agreement and including Systems (and the Procedures performed thereon) obtained pursuant to Sections 13 and 14 hereof, divided by the sum of the cumulative Systems in service for each full month of the year times 12.

     *

     *

     Procedures performed prior to the Effective Date on the Systems described in Section 14 shall be added to the number of Procedures performed on such Systems during the month of March 2001 for the purposes of making the calculations under this Section 12.

     A System will be included in the cumulative Systems number beginning in the first full month after installation. See below for an example of such a calculation where a total of 20 Systems are in operation at year-end.

*Confidentiality portions omitted and filed separately with the Commission.

Mr. Stephen Winjum                                        CONFIDENTIAL TREATMENT
February 28, 2001                                         ----------------------
Page 6


                                                 Total
                                               Procedures        Total
                                              Performed on     Procedures
                                Total           Section       Performed on
             Cumulative         System         13 and 14      APEX/Infinity
Month        Systems (a)    Procedures (b)      Systems        Lasers (c)

January           *                *               *                *
February          *                *               *                *
March             *                *               *                *
April             *                *               *                *
May               *                *               *                *
June              *                *               *                *
July              *                *               *                *
August            *                *               *                *
September         *                *               *                *
October           *                *               *                *
November          *                *               *                *
December          *                *               *                *
                  -                -               -                -
Total             *                *               *                *
                  -                -               -                -

(a) Cumulative Systems installed pursuant to this Agreement. A System will be included in the cumulative Systems numbers beginning in the first full month after installation. Cumulative Systems are Systems only and do not include any APEX/Infinity lasers.

(b) Total Procedures, which exclude Retreatments, performed on Systems during a given month. Includes Procedures performed on the HEC (Section 13) and
     Section 14 Systems. Also includes Procedures performed on Systems prior to the first full month after installation.

(c) Total Procedures, which excludes Retreatments, performed on APEX/Infinity lasers.

Annual Minimum Commitment Calculation:
  Average Procedures per month                    *
  Average annual number of Procedures per
   System for all Systems under this Agreement    *

*

  Average Procedures per month                    *
  Average annual number of Procedures per
   System for all Systems under this agreement    *

*Confidentiality portions omitted and filed separately with the Commission.

Mr. Stephen Winjum                                        CONFIDENTIAL TREATMENT
February 28, 2001                                         ----------------------
Page 7


     Therefore, NovaMed has achieved an annual performance average of * Procedures per System *

          *
            Average Procedures per month                      *
            Average annual number of Procedures per
              System for all Systems under this Agreement     *

     *

     * This * is used to bill Procedures during the next quarter consistent with Section 6 of this Agreement. At the end of each year, NovaMed is required to have paid ALI and RH for total Procedures * calculated on a calendar year basis consistent with the terms of this Agreement.

13. HEC LADARVision(R) System. The parties acknowledge and agree that one System has been placed at the Hunkeler Eye Centers (the "HEC LADARVision(R) System") prior to the Effective Date of this Agreement. The pricing for the HEC LADARVision(R) System will be * per Procedure through June 30, 2002. The pricing for the Procedures performed prior to March 1, 2001 on the HEC LADARVision(R) System will be * per Procedure. Commencing on July 1, 2002 and continuing thereafter during the Term, the Procedure fee for the HEC LADARVision System(R) will be determined per Sections 6-8, above. Moreover, any SKBM that may have already been procured for this System will be eligible for the * contained in this Agreement.

14.    *  LADARVision(R) Systems. Commencing on the Effective Date and
     continuing through June 30, 2002, NovaMed may obtain  *       to be
     installed at locations determined by NovaMed, plus  *               .
     The pricing for these * LADARVision(R) Systems will be * per Procedure for all Procedures performed through June 30, 2002. Commencing on July 1, 2002 and continuing thereafter during the Term, the Procedure fee for these * Systems will be determined per Sections 6-8, above.

15.  *

16. Health Capital Lease Agreements. Certain NovaMed facilities obtained their APEX/Infinity lasers through Lease Agreements entered with Health Capital Financial Group, L.L.C. (or its assignee) ("Lessor"). Attached hereto and incorporated herein as Exhibit B is a list of all the Lease Agreements entered between each NovaMed facility and Lessor and the amount owed by the facility as of March 1, 2001. All other APEX/Infinity lasers covered by the Original Agreement are not subject to any third party financing.

     Upon execution of this Agreement, ALI agrees to  *


*Confidentiality portions omitted and filed separately with the Commission.

Mr. Stephen Winjum                                        CONFIDENTIAL TREATMENT
February 28, 2001                                         ----------------------
Page 8


     In the event this Agreement is terminated by ALI pursuant to Section 21 hereof as a result of a default by NovaMed, then NovaMed agrees to
     *                              .

17. Goods and Services Provided. During the Term, ALI will provide NovaMed with use of the Systems, and, at * all necessary maintenance, services, parts, gases and optics for the System (defined as the ALI LADARVision(R) System), and hardware and software to upgrade the System to the current version of the LADARVision(R) 4000 (with such * LADARVision(R) 4000 upgrades to include the items identified in Exhibit E, attached hereto and incorporated herein, and any other LADARVision(R) 4000 hardware or software upgrades that are provided to ALI's other customers * . All SKBMs will have a one-year warranty which includes parts and labor. Following the one-year SKBM warranty period, ALI will bill and NovaMed agrees to pay for SKBM services and parts beyond the Standard Configuration. NovaMed further acknowledges and agrees that this Agreement does not include CustomCornea(R) equipment, hardware, software or related procedure fees, which may be additional. CustomCornea(R) pricing will be determined if, as and when the
     CustomCornea(R) is approved by the FDA; provided, however, that *    . In
     addition, AZI and RH agree that the *. For purposes of this section, *

     As part of the installation of a System, ALI will provide training at no-charge for staff members assisting with the operation of the System.

18. Licensing and Other Documentation. For each System, NovaMed will enter into and execute a LADARVision(R) Placement Contract substantially in the form of Exhibit C, and a Laser Patent and Software License substantially in the form of Exhibit D, and such other documentation not inconsistent with the terms of this Agreement as ALI or RH may reasonably request.

19. Limitation of Liability. Subject to Section 13 of Exhibit C, ALI's and RH's liability hereunder is expressly limited to repair or replacement of the Systems and/or SKBM's, at ALI's election. In no event will ALI or RH be liable for lost profit, injury to goodwill or any other special, incidental or consequential damages.

20. Confidentiality. The parties agree that the terms of this Agreement are and shall remain confidential; provided that either party hereto may disclose the existence and/or the terms of this Agreement based upon the advice of outside counsel that such disclosure must be made in order that such party not commit a violation of law or rule of any exchange or stock market on which such party's securities are traded and, prior to such disclosure, it promptly advises and consults with such other party and its legal counsel concerning the information proposed to be disclosed. Notwithstanding the foregoing, in no event will either party's disclosure include the amounts of the * . In addition, either party may issue a press release announcing the existence of this Agreement provided that such party first obtains the written approval of the other party with respect to the content and timing of such press release, which approval shall not be unreasonably withheld.

*Confidentiality portions omitted and filed separately with the Commission.

Mr. Stephen Winjum                                        CONFIDENTIAL TREATMENT
February 28, 2001                                         ----------------------
Page 9


21.  Default and Termination.

     a. In the event NovaMed commits a breach of any of its material obligations under this Agreement, and shall fail to cure or diligently pursue the cure of such breach within thirty (30) days after NovaMed receives written notice from ALI specifying the nature of such breach in reasonable detail, then ALI and RH, in their sole discretion, may elect one of the following remedies: (i) increase the per Procedure fees to * for each Procedure performed on a System, subject to the minimum Procedures described in Section 7, and increase the Omnicard fee to * per card for all APEX/Infinity lasers, without paying any * otherwise payable pursuant to this Agreement; or (ii) terminate this Agreement, as well as all LADARVision(R) Placement Contracts and Laser Patent and Software Licenses executed pursuant to the terms hereof, and, in the event of any such termination, NovaMed shall promptly return to ALI all Systems and SKBM's; provided, that NovaMed shall only be responsible for paying per Procedure fees for Procedures performed on the Systems prior to NovaMed's return of the Systems. ALI's remedies herein are cumulative in nature, not exclusive, and the exercise of any particular remedy shall not be construed to be an election of remedies by ALI nor shall a waiver or delay by ALI of any of its rights or remedies under this Agreement be construed as a waiver of ALI's rights to enforce any remedies hereunder in the future; provided, however, that if ALI elects the remedy set forth in clause (a)(i) above, then ALI shall not be able to subsequently elect the remedy set forth in clause (a)(ii) for the same breach of the material obligation unless ALI (A) provided NovaMed with written notice of its election of the remedy in (a)(i), and (B) NovaMed did not cure the breach of the material obligation within fifteen (15) days following the receipt of such notice. In the event ALI elects the remedy described in clause
         (a)(i), above, upon NovaMed remedying its breach, and provided ALI has not terminated this Agreement, then NovaMed shall have the right to once again participate * in this Agreement under the original terms and conditions of this Agreement.

     b. In the event (i) the FDA withdraws or materially restricts its approval of the APEX/Infinity Laser and/or the System for use in the manner currently permitted as of the date of this Agreement, or (ii) there is a change to the Patents (as defined in Exhibit D) or NovaMed's use of the Systems in accordance with this Agreement is determined by a court of competent jurisdiction in an order from which no further appeal can be taken to infringe on other patents, and such change or final finding of infringement renders the Systems unusable by NovaMed or the NovaMed Parties, then NovaMed will have the right to terminate immediately, without penalty and any further cost to NovaMed, this Agreement and the LADARVision(R) Placement Contracts and Laser Patent and Software Licenses. In any event, NovaMed will pay to ALI all money owed as of the date of termination.

22. Assignments. Neither party shall assign or grant any rights or privileges under this Agreement or any agreements referred to herein without obtaining the prior written

*Confidentiality portions omitted and filed separately with the Commission.

Mr. Stephen Winjum                                        CONFIDENTIAL TREATMENT
February 28, 2001                                         ----------------------
Page 10


     consent of the other party, which consent will not be unreasonably withheld. Any attempted assignment or grant in derogation of the foregoing shall be void.

23. Notice. Notice to ALI and RH shall be sent to Alcon's Legal Department at 6201 South Freeway, Fort Worth, Texas 76134. Notice to NovaMed shall be sent to Stephen Winjum at the address first written above.

24. Governing Law. This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the law of the State of Texas, United States of America.

25. Controlling Agreement. This Agreement constitutes the parties' sole agreement and supersedes any prior understandings or written or oral agreements between the parties with respect to the subject matter. The parties acknowledge and agree that the exhibits will be executed from time to time after the date this Agreement is signed, and will be executed by NovaMed on the condition that they are subject to the terms and conditions of this Agreement. In the event of a conflict between this Agreement and any of the exhibits attached hereto, the terms and conditions of this Agreement shall control.

26. Miscellaneous. This Agreement shall not be binding upon the parties and shall not obligate any of the parties hereto until it has been signed hereinbelow by all parties, in which event it shall be effective as of the effective date referenced above. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by all parties hereto. If any Section of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality or enforceability of such Section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the parties.

If you are in agreement with the foregoing, kindly countersign this letter where indicated below, whereupon it shall constitute our binding agreement.

*Confidentiality portions omitted and filed separately with the Commission.

Mr. Stephen Winjum                                       CONFIDENTIAL TREATMENT
February 28, 2001                                        ----------------------
Page 11


Very truly yours,

ALCON LABORATORIES, INC.


By: /s/ BILL BARTON
   ------------------------------


Its:  VPGM
    -----------------------------



REFRACTIVEHORIZONS, L.P.

By: /s/ JEFFREY L. ROPER
   ------------------------------


Its:  Director, Financial Support
    ------------------------------


UNDERSTOOD AND AGREED:

NOVAMED EYECARE SERVICES, LLC


By: STEPHEN J. WINJUM
   ------------------------------


Its:  President & CEO
    ------------------------------


Dated: 2/28/01
      ------------------------------

*Confidentiality portions omitted and filed separately with the Commission.

                                                          CONFIDENTIAL TREATMENT
                                                          ----------------------

                                                             EXHIBIT B
                                                                 *

                                                                        Lease          Lease                             Remaining
                                      HCFG      Monthly    Serial    Commencement    Expiration              Months        Lease
Lessee                               Lease #     Rent      Number        Date           Date       BANK     Remaining    Obligation
------                               -------    -------    ------    ------------    ----------    -----    ---------    ----------
NovaMed Eyecare Mgmt.                 H239         *        5157       11/16/98          *         Fleet        *             *
NovaMed of Richmond                   H240         *        5123        1/22/99          *         Fleet        *             *
NovaMed Eyecare Mgmt.                 H296         *        5198        7/10/99          *         Fleet        *             *
NovaMed Eye Surgery Center            H315         *        5201        7/12/99          *         Fleet        *             *
NovaMed Eye Surgery of New Albany     H332         *        7138        8/21/99          *         Fleet        *             *
NovaMed Eyecare Services, LLC         H352         *        7147         9/1/99          *         Fleet        *             *
NovaMed Eye Surgery of N. Cty.        H354         *        7141        9/16/99          *         Fleet        *             *
NovaMed Management of K.C             H355         *        7146        9/17/99          *          DVI         *             *
NovaMed Surgery of North County, LLC  H353         *        7145        9/15/99          *          DVI         *             *
NovaMed Eye Surgery of Overland Park  H241         *        7122        1/12/98          *          DVI         *             *
Total                                              *                                                                          *

  *Confidential treatment requested.

*Confidentiality portions omitted and filed separately with the Commission.